UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 21, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2014, Dr. Adam Carter joined Oclaro, Inc. (the “Company”) as its Chief Commercial Officer. Prior to joining the Company, Dr. Carter, 50, served from February 2008 to July 2014 as the Senior Director and General Manager of the Transceiver Module Group of Cisco Systems, Inc. (“Cisco”). From February 2007 to February 2008 he served as Cisco’s Director, Marketing. Prior to Cisco, Dr. Carter served in a variety of marketing, business development and engineering roles at Avago Technologies, Agilent Technologies, Hewlett Packard and BT&D Technologies. Mr. Carter holds a B.Sc. degree in Applied Physics from Portsmouth University in the United Kingdom and a Ph.D. degree from the University of Wales in the United Kingdom.

Dr. Carter will receive a base salary of $300,000 per year for his service as Chief Commercial Officer and he will be eligible for annual bonuses, to be paid semi-annually, based upon achievement of individual and/or company performance goals. At full achievement of such goals, the total annual target bonus will be equal to 60% of his base salary. The Company expects to grant to Dr. Carter stock options to purchase 100,000 shares of common stock and 200,000 shares of restricted stock. The restricted stock is expected to be granted in two equal awards of 100,000 shares. The exercise price of the stock option grant is expected to equal the closing price of the common stock on the grant date. The stock options are expected to vest and become exercisable as follows: 25% of the shares subject to the option will vest on the first anniversary of the grant date and, with respect to the remaining shares, 2.083% of the shares will vest following each month of continuous service thereafter for the following three years. The first award of 100,000 shares of restricted stock is expected to vest as follows: 25% of the shares will vest on the first anniversary of the grant date and, with respect to the remaining shares, 6.25% of the shares will vest on each February 10th, May 10th, August 10th and November 10th after the initial vesting date over the following three years of continuous service. The second award of 100,000 shares of restricted stock is expected to vest as follows: 100% of the shares will vest on the first anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: July 21, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary